Exhibit 99.1

[LOGO]

Occam Networks Announces Q2 2003 Results

Quarter Marked by Launch of Flagship BLC 6000 System and

Customer Wins Among Top 25 Largest U.S. Telcos

SANTA BARBARA, Calif. – July 23, 2003 – Occam Networks Inc. (OTCBB: OCCM), a supplier of innovative Ethernet and IP-based loop carrier equipment to telecommunications companies worldwide, today reported results for the quarter ended June 30, 2003. Occam Networks reported revenue for the quarter of $1,280,000, an increase of $1,223,000 over the $57,000 reported for Q2 2002. Occam also announced today that FairPoint Communications has chosen the BLC 6000 System to deliver triple-play services. Earlier this year, Occam announced that SureWest Communications has chosen the BLC 6000 System to offer voice, video and data ‘triple-play’ services to their subscribers. Both FairPoint and SureWest are among the top 25 largest telecommunications providers in the United States.

To date Occam’s systems, including the new BLC 6000, have been installed by more than 30 customers across the United States. Occam gained 10 new customers in Q2 2003.

“We reached some very important product and customer benchmarks this quarter with customer wins at large carriers and the subsequent early release of the BLC 6000 System,” said Bob Howard-Anderson, president and CEO of Occam Networks. “We have sustained continued growth quarter over quarter for BLC sales, and have also seen a significant increase in customer trials.”

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“The fact that revenues for the ANI IAD product lines dropped to near zero, and the fact that many customers delayed ordering the BLC platform until the BLC 6000 System was launched affected revenues,” added Howard-Anderson. “We are disappointed that there wasn’t an increase in overall revenue over last quarter, but the big customer wins with large IOCs has validated our confidence in the BLC 6000.”

OCCAM CONFERENCE CALL SCHEDULED TO REPORT Q2 2003 EARNINGS

Starting at 2:30 p.m. Pacific time on Wednesday, July 23, 2003, Occam Networks will conduct a conference call to report earnings for Q2 2003. The call, which will be open to the public, can be accessed by dialing 1-800-351-6801 for U.S. callers. The pass-code required for participation is 46947.

Callers will be put on ‘music hold’ until Bob Howard-Anderson, president and CEO and Howard Bailey, CFO of Occam Networks, join the call. The first 15 minutes of the call will include a presentation of financial information for Q2 2003. Mr. Bailey will then open the call to listeners for a question and answer period.

For those unable to listen at the designated time, a recording of the call will be made available on the Occam Networks Web site (www.occamnetworks.com) for 72 hours after the call is completed.

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SUMMARY FINANCIAL INFORMATION:

OCCAM NETWORKS, INC.

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30, 2003	Three Months Ended March 31, 2003
Net revenue	$1,280	$1,451
Cost of revenue	1,271	1,187

Gross profit	9	264
Operating expenses:
Research and product development	3,442	3,136
Sales and marketing	1,440	1,596
General and administrative	509	667

Total operating expenses	5,391	5,399

Loss from operations	(5,382)	(5,135)
Interest expense, net	(32)	(20)

Pro forma loss before income taxes	(5,414)	(5,155)
Provision for income tax	—	5

Pro forma net loss	$(5,414)	$(5,160)

Basic and diluted pro forma net loss per share	$(0.03)	$(0.04)

Shares used to compute basic and diluted pro forma net loss per share	173,572	139,306

Reconciliation of pro forma net loss to GAAP net loss attributable to common stockholders:
Pro forma net loss	$(5,414)	$(5,160)
Pro forma exclusions:
Deferred stock-based compensation	321	320
Interest attributable to common stock potentially subject to rescission	(700)	200

Total pro forma exclusions	(379)	520

GAAP net loss attributable to common stockholders	$(5,035)	$(5,680)

Basic and diluted net loss per share attributable to common stockholders	$(0.03)	$(0.04)

Shares used to compute basic and diluted net loss per share	173,572	139,306

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OCCAM NETWORKS, INC.

GAAP CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30, 2003	Three Months Ended March 31, 2003
Net revenue	$1,280	$1,451
Cost of revenue	1,271	1,187

Gross profit	9	264
Operating expenses (1):
Research and product development	3,692	3,380
Sales and marketing	1,484	1,645
General and administrative	536	694

Total operating expenses	5,712	5,719

Loss from operations	(5,703)	(5,455)
Interest expense, net	(32)	(20)

Loss before income taxes	(5,735)	(5,475)
Provision for income tax	—	5

Net loss	(5,735)	(5,480)
Interest attributable to common stock potentially subject to rescission	700	(200)

Net loss attributable to common stockholders	$(5,035)	$(5,680)

Basic and diluted net loss per share attributable to common stockholders	$(0.03)	$(0.04)

Shares used to compute basic and diluted net loss per share	173,572	139,306

(1) Amortization of deferred stock-based compensation included in:
Research and product development	$250	$244
Sales and marketing	44	49
General and administrative	27	27

	$321	$320

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OCCAM NETWORKS, INC.

CONSOLIDATED BALANCE SHEET

(In thousands)

	(Unaudited)
	June 30, 2003	December 31, 2002
ASSETS
Cash and cash equivalents	$8,651	$18,496
Accounts receivable	1,412	1,013
Inventories	862	796
Prepaid and other current assets	736	565

Total current assets	11,661	20,870
Property and equipment, net	2,642	3,291
Other assets	362	310

Total assets	$14,665	$24,471

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$1,991	$1,650
Accrued payroll	827	1,253
Accrued expenses	1,424	2,173
Capital lease obligations and notes payable, current	764	716
Deferred revenue	—	17

Total current liabilities	5,006	5,809
Capital lease obligations and notes payable, noncurrent	1,258	853

Total liabilities	6,264	6,662
Common stock potentially subject to rescission	—	10,500
Preferred stock	—	10,811
Common stock	265	141
Additional paid in capital	87,270	65,254
Warrants	454	480
Cumulative translation adjustment	34	16
Deferred stock compensation	(2,446)	(3,432)
Accumulated deficit	(77,176)	(65,961)

Total stockholders’ equity	8,401	7,309

Total liabilities and stockholders’ equity	$14,665	$24,471

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Non-GAAP Disclosure

Certain non-GAAP financial measures are included in this press release. Our GAAP results have been adjusted to exclude stock-based compensation charges associated with the issuance of stock options prior to the Company’s merger in May 2002. These non-GAAP financial measures are provided to enhance the user’s overall understanding of our financial performance and our prospects for the future. Specifically, we believe non-GAAP measures can provide useful information to both management and investors by excluding certain non-cash expenses that are not indicative of our core operating results. Further, these non-GAAP financial measures are one of the primary indicators management uses for planning and forecasting future periods. In addition, since we have historically reported non-GAAP measures to the investment community, we believe the inclusion of non-GAAP measures provides consistency in our financial reporting. The presentation of this additional information is not meant to be considered a substitute for financial measures prepared in accordance with generally accepted accounting principles. A reconciliation of GAAP to non-GAAP net loss is included above.

About Occam Networks Inc.

Occam Networks Inc. develops and markets a suite of Broadband Loop Carriers, innovative Ethernet- and IP-based loop carrier platforms that enable telecommunications service providers to profitably deliver a variety of traditional as well as packetized voice, broadband and Internet Protocol (IP) services from a single, converged, all-packet access network. Occam is headquartered in Santa Barbara, Calif. Additional information can be found at www.occamnetworks.com.

Portions of this press release may contain forward-looking statements regarding future events or the future performance of Occam Networks. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from any future performance suggested in such statements. Rapidly changing technologies and market conditions may require changes to Occam’s products. Occam does not undertake any obligation to publicly update any forward-looking statements as a result of new information, future events or otherwise. Please also refer to the company’s most recent quarterly report on Form 10-Q, annual report on Form 10-K and other filings with the SEC. These filings contain and identify other important factors that could cause actual results to differ materially from those contained in any forward-looking statements.

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Contact:

Howard Bailey Chief Financial Officer Occam Networks Inc. +1 805 692 2908 hbailey@occamnetworks.com	Derek Fay Connect Public Relations +1 801 373 7888 derekf@connectpr.com

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